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								EXHIBIT 11

			ESTERLINE TECHNOLOGIES CORPORATION
		    Computation of Earnings Per Common Share
      For the Three Months and Six Months Ended April 30, 1995 and 1994
                    (In thousands, except per share amounts)

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

			        Three Months Ended			Six Months Ended
		              April 30,	    April 30,	           April 30,	     April 30,
                              -----------------------                  ------------------
                                1995	      1994		          1995	       1994
                              --------      ---------                    -----       ------
Primary
- - -------

Net earnings	              $	 3,051	    $	1,154	               $ 5,249	    $   750
                              ========      =========                  =======      =======

Average number of common
  shares outstanding		 6,524		6,513		         6,524	      6,513
Add - net shares assumed to
  be issued for stock options	   374		    2                      374		  2
                              --------      ---------                  -------      -------

Total average common shares
  on a primary basis		 6,898		6,515		         6,898	      6,515
                              ========      =========                  =======      =======

Primary net earnings per
  common share	              $	   .44	    $	  .18	               $   .76	    $	.12
                              ========      =========                  =======      =======

Fully Diluted
- - -------------

Net earnings	              $	 3,051	    $	1,154	               $ 5,249	    $	750
                              ========      =========                  =======      =======

Average number of common
shares outstanding		 6,524		6,513		         6,524	      6,513
Add - net shares assumed
  to be issued for stock
  options		           487		    2		           487		  2
                              --------      ---------                  -------      -------

Total average common shares
  on a fully diluted basis	 7,011		6,515		         7,011	      6,515
                              ========      =========                  =======      =======

Fully diluted net earnings
  per common share	      $	   .43	    $	  .18	               $   .75	    $	.12
                              ========      =========                  =======      =======

Primary net earnings per
  common share	              $	   .44	    $	  .18	               $   .76	    $	.12
                              ========      =========                  =======      =======


Dilutive effect per
  common share	              $	   .01	         None	               $   .01	       None
                              ========      =========                  =======      =======

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